UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

CHEMBIO DIAGNOSTICS, INC.

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd., Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DPP, STAT-PAK and SURE CHECK are our registered trademarks, and the Chembio logo is our trademark. For convenience, these trademarks appear in this release without ® or ™ symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademarks. This Current Report on Form 8-K also includes trademarks, trade names and service marks owned by other organizations.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2021, we entered into an At the Market Offering Agreement, or the ATM Agreement, with Craig‑Hallum Capital Group LLC, or Craig‑Hallum, pursuant to which we may sell from time to time, at our option, up to an aggregate of $60,000,000 of shares of common stock, or the Shares, through Craig‑Hallum, as sales agent. Any sales of Shares made pursuant to the ATM Agreement will be made pursuant to our shelf registration statement on Form S‑3 (File No. 333-254261) and the related prospectus previously declared effective by the Securities and Exchange Commission, or the SEC, on May 5, 2021, as supplemented by a prospectus supplement dated July 19, 2021 that we are filing with the SEC, pursuant to Rule 424(b)(5) under the Securities Act of 1933, or the Securities Act, on the filing date of this Current Report on Form 8-K.

Prior to any sale of Shares under the ATM Agreement, we will deliver a sales notice to Craig‑Hallum that will set the parameters for such sale, including the number of Shares to be issued and sold, the time period during which such sale is requested to be made, any limitation on the number of Shares that may be sold in any one trading day and any minimum price below which Sales may not be made. Under the ATM Agreement, Craig‑Hallum will be required to use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares in accordance with the terms of the ATM Agreement and any applicable sales notice.

Subject to the terms and conditions of the ATM Agreement, Craig‑Hallum may sell any Shares only by methods deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly through the Nasdaq Capital Market, by means of ordinary brokers’ transactions, in negotiated transactions, to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by law. If any sale of Shares pursuant to the ATM Agreement is not made directly on the Nasdaq Capital Market or any other existing trading market for our common stock at market prices at the time of sale, including a sale to Craig‑Hallum acting as principal or a sale in a privately negotiated transactions, we will file a prospectus supplement describing the terms of such sale, the number of Shares sold, the price of the Shares, the applicable compensation, and such other information as may be required pursuant to Rules 424 and 430B under the Securities Act, as applicable, within the time required by Rule 424 under the Securities Act.

Under the terms of the ATM Agreement, we will pay Craig‑Hallum a placement fee of 3.5% of the gross sales price of Shares sold, unless Craig‑Hallum acts as principal, in which case we may sell the Shares to Craig‑Hallum as principal at a price we agree upon with Craig‑Hallum. We will reimburse Craig‑Hallum for certain expenses incurred in connection with the ATM Agreement, and we have provided Craig‑Hallum with customary indemnification and contribution rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, or the Exchange Act.

The offering of Shares pursuant to the ATM Agreement will terminate upon the earliest of (a) the sale of all of the Shares, (b) the mutual written agreement of Craig‑Hallum and us, (c) written notice from Craig‑Hallum, in its sole discretion, to us, and (d) five business days’ prior written notice from us, in our sole discretion, to Craig‑Hallum.

We currently anticipate that the net proceeds from any sale of Shares under the ATM Agreement will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. We cannot provide any assurances that we will issue any Shares pursuant to the ATM Agreement.

The foregoing description of the ATM Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ATM Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 2.02	Results of Operations and Financial Condition.

We set forth below our preliminary estimates of certain operating results for the second quarter of 2021, including our cash and cash-equivalents position at June 30, 2021, together with information relating to our limited cash position.

Our estimated operating results for the three months ended, and as of, June 30, 2021 are preliminary because we need to complete our financial closing procedures for the three-month period, our independent registered public accounting firm will need to review our operating results for the period in accordance with Public Company Accounting Oversight Board Auditing Standard (AS) 4105, Reviews of Interim Financial Information, and other developments may arise by the time the financial results for the period are completed. The preliminary results set forth below are not meant to be a comprehensive statement of our unaudited financial results for the three months ended June 30, 2021. We expect to release our operating results for the three months ended, and as of, June 30, 2021 during the first week of August 2021. Until that time, the preliminary results described in this press release are subject to revisions that could cause our final results to differ materially. We undertake no responsibility to update our preliminary estimates in the interim prior to our release of operating results in August 2021.

As discussed under “Estimated Cash Position and Related Actions” below, factors and considerations with respect to our liquidity raise substantial doubt as to our ability to continue as a going concern through one year after the filing date of this Current Report on Form 8-K. We are providing the preliminary estimates set forth below on a going concern basis, which assumes that we will be able to meet our commitments, realize our assets and discharge our liabilities in the normal course of business. Those preliminary estimates do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Estimated Revenue Results

We estimate that our total revenues for the three months ended June 30, 2021 were $6.4 million and that those total revenues will be comprised as set forth in the following table, which also includes comparable information for the corresponding prior-year period (three months ended June 30, 2020) and the most recent prior quarter (three months ended March 31, 2021):

	Three Months Ended			Increase (Decrease) vs. June 30, 2021 (estimated)
	June 30, 2021 (estimated)	March 31, 2021	June 30, 2020
				March 31, 2021	June 30, 2020
	(in millions; unaudited)
Product revenue	$3.9	$4.0	$3.8	$(0.1)	$0.1
R&D revenue	—	1.1	1.2	(1.1)	(1.2)
Government grant income	2.3	3.4	—	(1.1)	2.3
License and royalty revenue	0.2	0.2	0.1	—	0.1
Total revenues	$6.4	$8.7	$5.1	$(2.3)	$1.3

Our revenues during the three months ended June 30, 2021 did not meet our expectations, and the shortfall in our revenues has been a principal cause of our current limited cash and cash-equivalents position, as described under “—Estimated Cash Position and Related Actions” below. For a discussion of certain business and regulatory factors and developments that have limited the growth of our product revenue and our operations generally during 2021, please see “Business Update” under “Item 8.01. Other Matters” below.

We expect, based on the above preliminary estimates, that our total revenues for the three months ended June 30, 2021 will satisfy the minimum total revenues covenant set forth in the Credit Agreement and Guaranty dated September 3, 2019, or the Credit Agreement, that we and certain of our subsidiaries, as guarantors, entered into with Perceptive Credit Holdings II, LP, or Perceptive, with respect to a $20,000,000 senior secured term loan credit facility.

Estimated Non-Cash Write-Downs

Based on internal reviews being conducted as part of our financial closing procedures for the three months ended June 30, 2021, we expect that we will record two non-cash write-downs that will affect our reported operating results for the period.

We expect to record an impairment loss of an estimated $1.3 million for the three months ended June 30, 2021 as the result of our write-off of the intangible assets, net, leasehold improvements, net and right-of-use assets for leases, net associated with our Malaysian operations that underwent a retrenchment during the second quarter of 2020. During the three months ended June 30, 2021, we were informed that the World Health Organization had prioritized its review of prequalification of the manufacture of our HIV 1/2 STAT-PAK Assay on our U.S. automated manufacturing processes, which would reduce our reliance on manual labor that otherwise could have been performed at our Malaysian facilities had we re-started operations there. The products produced on our automated and manual production lines at any time depend on, among other things, the timing of customer orders and the mix of products being produced.

We estimate that we will incur a loss of $0.5 million to $1.0 million for the three months ended June 30, 2021 on the recognition of overhead related to excess capacity and the write-down of inventory for products that are not salable, including as the result of obsolete packaging and changes in accounting estimates based on our periodic review of the current status and future benefits of inventory.

Estimated Cash Position and Related Actions

We estimate that our cash and cash equivalents totaled $5.8 million at June 30, 2021, a decrease of $8.6 million from $14.4 million at March 31, 2021. Cash and cash equivalents at March 31, 2021 represented a decrease of $8.7 million from $23.1 million at December 31, 2020. Our decrease in cash and cash-equivalents over the first two quarters of 2021 reflected market, clinical trial and regulatory complications we faced in seeking to develop and commercialize a portfolio of COVID-19 test systems during the continuing, but evolving, uncertainty of the COVID‑19 pandemic. The decrease also resulted in part from significant continuing expenses incurred in connection with pending legal matters (see “Legal Matters” under “Item 8.01. Other Matters” below), lower product revenue and delayed invoicing associated with government grant income (see “Business Update” under “Item 8.01. Other Matters” below), our investments in inventory as described below, and our continuing automation of U.S. manufacturing.

We continually evaluate, and seek to manage, our liquidity requirements based on our operating results and needs and planned growth initiatives. As reported in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, for example, on January 14, 2021 the board of directors approved a restructuring plan pursuant to which we terminated employees, primarily in our manufacturing department, to better align our cost structure with the skills and resources required to more effectively pursue opportunities in the marketplace and execute our long-term growth strategy. In addition, on March 12, 2021 we filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission, or the SEC, for the offering from time to time of securities with an aggregate offering price of up to $100,000,000, which registration statement was declared effective by the SEC on May 5, 2021. We believe investments we made earlier this year in inventory for the DPP SARS-CoV-2 Antigen System position us to take advantage of sales opportunities outside the United States that, for a variety of reasons, were repeatedly deferred in the first half of 2021 (see “Business—COVID-19 Antigen Test System—Commercialization” under “Item 8.01. Other Matters” below). In addition, we believe that, beginning in the three months ending September 30, 2021, our cash requirements for legal services performed in connection with the matters described in “—SEC Investigation” and “—Legal Proceedings—Stockholder Litigation” under “Item 8.01. Other Matters—“Legal Matters” below will likely decrease as the result of our total related legal fees exceeding the self-insured retention under our applicable insurance policy.

As described in “Business Update” under “Item 8.01. Other Matters” below, we are continuing to pursue (a) an emergency use authorization, or EUA, from the U.S. Food and Drug Administration, or FDA, as well as 510(k) clearance from the FDA, for the DPP SARS-CoV-2 Antigen test system, (b) an EUA from the FDA for the DPP Respiratory Panel, and (c) a Clinical Laboratory Improvement Amendment, or CLIA, waiver from the FDA for the DPP HIV-Syphilis test system.

In light of the uncertainty of the timing and any receipt of those regulatory approvals, the timing of progress on and results of clinical trial programs, and the timing and any receipt of product orders from the commercialization of the COVID-19 Diagnostic Test Systems and other diagnostic test systems both within and outside the United States, in mid-May 2021 we engaged the services of an independent financial advisory firm, which we refer to as the Financial Advisor. The Financial Advisor spent four weeks working with management to develop a forecast model to assess the amount and timing of our liquidity needs, assuming various business cases. The Financial Advisor’s work and resulting liquidity forecast model considered, among numerous other factors, the minimum liquidity covenant under the Credit Agreement, which requires that we maintain aggregate unrestricted cash of not less than $3,000,000 at all times, as well as the following developments during the four-week period when the liquidity forecast model was being prepared:

•	delays, due to factors outside our control, in obtaining certain potentially significant customer orders that were, and continue to be, under discussion and negotiation; and
•
our inability, due to the COVID-19 vaccination rollout and related positivity rates at clinical trials, to achieve clinical plan enrollment levels, and the impact of the resulting delays in our clinical trials on:

o
the timing of our achievement of revenue- and cash-generating milestones under a $12.7 million award granted pursuant to our previously announced contract dated December 2, 2020 with the Biomedical Advanced Research and Development Authority (part of the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response), or BARDA, supporting (a) our development and pursuit of an EUA for the DPP Respiratory Antigen Panel system and (b) our conduct of clinical trials, and preparation of a submission, in pursuit of FDA 510(k) clearance for the DPP SARS-CoV-2 Antigen test system, and

o
the timing and uncertainty of our receipt of the related regulatory approvals from the FDA, and the impact of any such approvals on the timing of commercialization of our COVID-19 test systems in the United States.

Please see “Business” under “Item 8.01. Other Matters” below for further information about the factors described above.

Both before and after the Financial Advisor completed its liquidity forecast model, we worked with the Financial Advisor to investigate alternative approaches to enhancing our liquidity position. Among other actions, we held discussions with Perceptive with respect to the Credit Agreement and identified, and prepared materials for presentation to, other potential lenders that might be approached to refinance some or all of the Credit Agreement and/or provide additional debt funding. In late June 2021, however, we determined, in consultation with the Financial Advisor, that, particularly in light of the continuing delays and uncertainty in our receipt of significant customer orders and continuing delays in invoicing associated with BARDA grant awards, our projected liquidity needs would not allow us sufficient time to pursue negotiations with other potential lenders or to undertake other corporate or restructuring transactions intended to address our near-term liquidity needs.

Based on the liquidity forecast model and other advice from the Financial Advisor, the market, clinical trial and regulatory information we gained in June 2021, and our discussions with Perceptive with respect to the Credit Agreement, on July 1, 2021 we retained investment banking firm Craig-Hallum to provide certain investment banking services on an exclusive basis, including serving as agent or underwriter in connection with certain securities offerings. The board subsequently determined that it was in our best interests to proceed promptly with an “at-the-market” offering of common stock as described under “Item 1.01. Entry into a Material Definitive Agreement” above.

The factors and considerations discussed above with respect to our liquidity raise substantial doubt as to our ability to continue as a going concern through one year after the filing date of this Current Report on Form 8-K. We believe we will need to raise capital in the near future in order to have sufficient resources to fund our operations and meet the obligations specified in the Credit Agreement for the next twelve months. There can be no assurance, however, that we will be successful in raising the necessary capital or that any such offering will be available to us on terms acceptable to us, or at all, or that we will be successful in any of our other endeavors to become financially viable and continue as a going concern. Our inability to raise additional capital on acceptable terms in the near future would have a material adverse effect on our business, prospects, results of operations, liquidity and financial condition. Furthermore, any decline in the market price of our common stock could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Item 8.01	Other Matters.

Business

The following discussion updates, and should be read in conjunction with, the description of our business and other information set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, each as filed with the SEC.

COVID-19 Antigen Test System

EUA Applications

In July 2020 we received from BARDA a $628,071 grant, which we refer to as the Initial Grant, to assist us in developing, submitting and obtaining an EUA application for a COVID-19 point-of-care antigen system using DPP technology. Since that time, we have taken a number of actions in pursuant of an EUA for a COVID‑19 Antigen test system:

•
In October 2020, following BARDA’s review and approval in accordance with the Initial Grant, we submitted to the FDA an EUA application for the DPP SARS‑CoV‑2 Antigen System, which consists of a DPP SARS-CoV-2 Antigen test cartridge, a DPP Micro Reader optical analyzer and a minimally invasive nasal swab.

•
In January 2021 the FDA notified us that it was declining to review the DPP SARS‑CoV-2 Antigen System based on its updated prioritization guidance, under which review of the test system was not a priority. The FDA supplementally advised us of the type and nature of information it would need to receive in a subsequent EUA application in order for the DPP SARS-CoV-2 Antigen System to be prioritized for review.

•
In May 2021, following BARDA’s review and approval in accordance with the Initial Grant, we submitted to the FDA a new EUA application for the DPP SARS‑CoV‑2 Antigen System that was intended to reflect the information necessary for the test system to be prioritized by the FDA for review.

•
In June 2021 the FDA notified us that it was again declining to review the DPP SARS-CoV-2 Antigen System based on the FDA’s then-effective prioritization guidance, under which review of the test system was not a priority because of the anticipated resources needed by the FDA to continue review of our EUA request, the volume of EUA requests the FDA had received, and a variety of other factors, such as the public health need for the test system, the extent to which the test system would serve a significant unmet medical need, and the availability and adequacy of the information concerning the likelihood that the test system would be safe and effective in diagnosing the disease. Our clinical trials and the related timeline and achievement of related milestones under the Initial Grant had been delayed by factors including (a) the evolving U.S. populations with low COVID-19 positivity rates triggered by vaccination rollouts, (b) the impact of those evolving populations on the rate of enrolling subjects, and (c) the absence of guidance from the FDA regarding how to treat low positivity rates within a clinical study. The effects of the changing population were reflected in our clinical results and created complexities in the data set submitted for the FDA review in connection with the EUA application for the DPP SARS-CoV-2 Antigen System.

In June 2021 BARDA extended the Initial Grant’s contract period of performance at no additional cost to BARDA, in order to provide us the opportunity to submit a new EUA to the FDA to address the FDA’s additional priorities and incorporate additional data collected from international populations with higher positivity rates. Subsequent to our EUA submission in May 2021, the FDA issued guidance permitting the inclusion in clinical data of foreign-sourced samples from regions with high COVID-19 positivity rates. We are in the process of collecting such samples in order to address the complexities in our data set that we believe resulted in the FDA’s decision to deprioritize our second EUA application. We then intend to incorporate the collected samples in our clinical data for a new EUA application for the DPP SARS-CoV-2 Antigen System. There can be no assurance that the FDA will prioritize the review of our new EUA application if made or that, if the FDA does determine to review the new EUA application, the submitted materials will satisfy the performance criteria and other FDA review standards and requirements then being considered and applied by the FDA.

510(k) Submission

In December 2020 we received from BARDA a $12.7 million grant, which we refer to as the Second Grant, to, among other things, support preparation, submission and approval of FDA 510(k) clearance for the DPP SARS‑CoV-2 Antigen System.

Throughout 2021, with BARDA’s support in accordance with the Second Grant, we have proceeded with clinical trials to support submissions for 510(k) clearance from the FDA with respect to the DPP SARS‑CoV‑2 Antigen System. These clinical trials are ongoing, although the timeline for the clinical trials and our achievement of related milestones and recognition of associated revenue and invoicing under the Second Grant, including the rate of enrolling eligible subjects, have been delayed by factors including (a) the evolving U.S. populations with low COVID-19 positivity rates triggered by vaccination rollouts, (b) the impact of those evolving populations on the rate of enrolling subjects, (c) the absence of guidance from the FDA regarding how to treat low positivity rates within a clinical study and (d) the FDA’s as-yet unissued 510(k) guidance regarding COVID-19 Antigen tests.

On July 14, 2021, BARDA amended the Second Grant in order to subdivide, effective retrospectively, certain previously specified milestones with respect to the clinical trials for the DPP SARS-CoV-2 Antigen System in order to reflect the effects of the delays we experienced in the clinical trials, which were outside our control. We had achieved certain of the newly defined milestones prior to July 14, 2021, and as a result of the amendment, we have initiated the process of invoicing BARDA for payment in connection with those milestones.

We have begun to incorporate in the 510(k) clinical trials foreign-sourced samples similar to the planned EUA resubmission for the DPP SARS-CoV-2 Antigen System (see “—EUA Applications” above) with the objective of mitigating the impact of low COVID‑19 positivity rates resulting from the vaccination rollout in the United States.

Commercialization

Delays in the clinical trials and regulatory submissions for the DPP SARS‑CoV‑2 Antigen System, which are described above, have constrained, and continue to constrain, our ability to achieve milestones and submit invoices under the Initial Grant and the Second Grant, to recognize government grant income, and to realize cash flows to fund ongoing development and clinical trial work. In addition, these delays have hindered our ability to commercialize the test system, which in turn has inhibited our ability to realize recurring revenue and cash flows from sales of the test systems.

Throughout 2021 we have been actively pursuing sales opportunities for the DPP SARS-CoV-2 Antigen System with governmental agencies, non-governmental organizations and distributors in countries where the test system is approved and registered. Historically, a significant majority of our product revenue has been generated outside the United States. We believe that there continue to be opportunities for business awards in countries where the DPP SARS-CoV-2 Antigen System is approved and registered, and in 2021 we have invested in finished goods and work-in-progress inventory in order to be prepared to meet the timing requirements of those awards. Those business awards, including the issuance of purchase orders, have been repeatedly delayed for various reasons, including the impact of periodic COVID-19 lockdowns affecting product registrations and purchasing organization processes, and we remain subject to continuing delays and uncertainty in our receipt of any such purchase orders. In addition, we are seeing evidence of overcapacity among suppliers of competing tests in a growing number of regions, which could adversely affect the pricing of the DPP SARS-CoV-2 Antigen System.

COVID-19 and Influenza Respiratory Antigen Panel Test System

Under the terms of the Second Grant, BARDA is also supporting our development, submission and receipt of an EUA for a rapid, multiplex respiratory antigen panel point-of-care test system using DPP technology.

We have developed the DPP Respiratory Antigen Panel, a test system designed, when used in combination with the DPP Micro Reader optical analyzer, to provide simultaneous, discrete and differential detection of SARS-CoV-2, Influenza A and Influenza B antigens from a single patient respiratory specimen, such as a nasal swab, in approximately 20 minutes. The test system is intended to enable appropriate clinical management of patients with suspected respiratory infections and to assist in the containment of COVID-19 cases during the flu season. We completed development of the DPP Respiratory Antigen Panel on time relative to the plans in the Second Grant.

We have completed the clinical trials for the DPP Respiratory Antigen Panel, which were initiated in April 2021. During those clinical trials, we encountered delays, principally from the near absence of influenza in the United States and also from rapidly declining positivity rates for COVID-19 throughout the United States, including in areas surrounding our clinical trial sites, due to the impact of vaccination programs. Delays in the clinical trials for the DPP Respiratory Antigen Panel constrained our ability to achieve milestones and submit invoices under the Second Grant, to recognize government grant income, and to realize cash flows to fund ongoing development and clinical trial work. We are, following review and approval by BARDA, incorporating in our clinical data for the DPP Respiratory Antigen Panel foreign-sourced influenza-positive samples, which we expect will mitigate the impact of the extremely low incidence of influenza in the United States.

We are working to finalize EUA submission materials for the DPP Respiratory Antigen Panel internally and with BARDA. The FDA has a pathway for manufacturers, such as our company, that do not have a prior 510(k)-approved influenza test. We are not, however, aware of the FDA having awarded to any such manufacturer an EUA for an influenza test, and the FDA may not consider the review of our EUA application for the DPP Respiratory Antigen Panel as a priority and therefore may decline to review EUA application.

COVID-19 Antibody Test System

In 2020 we initially refocused our business strategy on the development and commercialization of the DPP COVID‑19 IgM/IgG System, which consisted of a new serological test for COVID-19 and a DPP Micro Reader optical analyzer that could provide separate numerical readings for both IgM and IgG levels of antibodies to the virus. We acquired three regulatory approvals of the DPP COVID-19 IgM/IgG system in our targeted global testing market: an EUA granted by the FDA in April 2020; an approval for emergency use issued by Brazil’s Agência Nacional de Vigilância Sanitária, or ANVISA, in April 2020; and a CE Marking for the European Union obtained in early May 2020. In June 2020 the FDA revoked the EUA for the DPP COVID-19 IgM/IgG system.

In September 2020 we submitted to the FDA an EUA application for the DPP SARS-CoV-2 IgM/IgG System, a new rapid antibody test system that detected COVID‑19 antibodies using a new methodology designed to be consistent with updated FDA guidance. In December 2020 the FDA notified us that it was declining to review the EUA application based on the FDA’s then-effective prioritization guidance, under which review of the test system was not a priority because, for example, the FDA determined that authorization of the test system would have a relatively limited impact on testing accessibility or testing capacity.

The global proliferation of COVID-19 vaccination programs may create opportunities for the DPP COVID‑19 IgM/IgG System. We continue to pursue those opportunities in regions where the test system has been approved. However, policies of individual countries related to the monitoring of viral loads and other use cases are at an early stage, and we are seeing evidence of overcapacity among suppliers of competing tests. These regulatory and market conditions could adversely affect the demand for, and pricing of, our COVID-19 Antibody test systems outside the United States.

HIV-Syphilis Test System

In October 2020 we received a Premarket Approval, or PMA, from the FDA for the DPP HIV-Syphilis System, which is a multiplex, single-use, 15-minute test designed, when used in combination with the DPP Micro Reader optical analyzer, to simultaneously detect antibodies to HIV types 1 and 2 and Treponema pallidum, the bacteria that causes syphilis. The test uses a 10-microliter sample of fingerstick whole blood, venous whole blood or plasma. The test system is highly sensitive and specific, has a built-in procedural control, may be stored at room temperature, and has a 24-month shelf life.

We submitted an application for a CLIA waiver from the FDA for the DPP HIV-Syphilis System in January 2021. We are in active discussions with the FDA in connection with the FDA’s review of our submission, but there can be no assurance that a CLIA waiver will be granted with respect to the DPP HIV-Syphilis System.

Legal Matters

SEC Investigation

The SEC is conducting a non-public, fact-finding investigation relating to the public offering of common stock that we completed in May 2020, which we refer to as the May 2020 Offering, and to the FDA’s revocation in June 2020 of an EUA for the DPP COVID-19 IgM/IgG system that was issued in April 2020. We received subpoenas from the SEC in July 2020 and April 2021 seeking the production of documents in connection with this investigation. In addition, the SEC delivered subpoenas in April 2021 to five of our employees (including our three executive officers, who consist of our Chief Executive Officer and President, our Executive Vice President and Chief Financial Officer, and our Executive Vice President and Chief Scientific and Technology Officer). An additional subpoena was issued in June 2021 to our former Interim Chief Executive Officer and Executive Chair. Each subpoena requested the production of documents relating to the same matters as are the subject of the subpoenas we received. We and the six individuals are cooperating fully in the SEC’s investigation and expect to continue to do so.

The SEC’s letters transmitting the subpoenas expressly provide that the inquiry does not mean that the SEC or its staff have concluded that anyone has violated the federal securities laws or have a negative opinion of any person, entity or security. We cannot predict the scope, duration, or outcome of the investigation or the impact, if any, of the investigation on our results of operations.

Legal Proceedings

Stockholder Litigation

Putative Stockholder Securities Class Action Litigation

In 2020 four purported securities class action lawsuits were filed in the United States District Court for the Eastern District of New York by alleged stockholders of our company:

•	Sergey Chernysh v. Chembio Diagnostics, Inc., Richard L. Eberly and Gail S. Page, filed on June 18, 2020;
•	James Gowen v. Chembio Diagnostics, Inc., Richard L. Eberly and Gail S. Page, filed on June 22, 2020;
•	Anthony Bailey v. Chembio Diagnostics, Inc., Richard J. Eberly, Gail S. Page and Neil A. Goldman, filed on July 3, 2020; and
•
Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. v. Chembio Diagnostics, Inc., Richard Eberly, Gail S. Page, Robert W. Baird & Co. Inc. and Dougherty & Company LLC, filed August 17, 2020.

The plaintiffs in each of the above cases alleged claims under Section 10(b) of the Exchange Act, Rule 10b-5 thereunder and Section 20(a) of the Exchange Act. Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P., which we refer to collectively as the Special Situations Funds, also asserted claims under Sections 11, 12(a)(2) and 15 of the Securities Act relating to the May 2020 Offering.

We and the plaintiffs entered into Court-approved stipulations relieving our company and the other defendants of the obligation to respond to the complaints in these cases pending the designation of a lead plaintiff pursuant to the Private Securities Litigation Reform Act of 1995. Eight motions for appointment as lead plaintiff were filed by various prospective lead plaintiffs. However, all but two of these motions were withdrawn or otherwise abandoned, leaving before the Court two motions for appointment as lead plaintiff — one filed by the Special Situations Funds and one by Municipal Employees’ Retirement System of Michigan or MERS. By order entered December 29, 2020, Magistrate Judge Lindsay consolidated the cases and appointed the Special Situations Funds and MERS, which we refer to together as the Lead Plaintiffs, as co-lead plaintiffs and their respective counsel as co-lead counsel. The consolidated cases are now pending under the caption “In re Chembio Diagnostics, Inc. Securities Litigation.”

The Lead Plaintiffs filed their Consolidated Amended Complaint, or the CAC, on February 12, 2021. In summary, the CAC purports to allege claims based on assertedly false and misleading statements and omissions concerning the performance of the DPP COVID-19 IgM/IgG System, as well as an asserted failure to timely disclose that the Emergency Use Authorization that had been granted by the FDA with respect to the DPP COVID-19 IgM/IgG System “was — or was at an increased risk of — being revoked.” The CAC names as defendants our company, Richard L. Eberly, Gail S. Page, Neil A. Goldman, Javan Esfandiari, Katherine L. Davis, Mary Lake Polan, John Potthoff and the underwriters for the May 2020 Offering, Robert W. Baird & Co., Inc. and Dougherty & Company LLC.

The CAC purports to assert five counts under the Securities Act and the Exchange Act. Counts I through III are brought under the Securities Act, allegedly on behalf of a purported class consisting of all persons who purchased common stock directly in or traceable to the May 2020 Offering pursuant to our shelf registration statement on Form S‑3 (File No. 333-227398) and the related prospectus, as supplemented by a prospectus supplement dated May 7, 2020, which we refer to as the Securities Act Class. Count I purports to allege a claim for violation of Section 11 of the Securities Act against all defendants other than Messrs. Eberly and Esfandiari. Count II purports to allege a claim for violation of Section 12 of the Securities Act against all defendants other than Messrs. Eberly and Esfandiari. Count III purports to allege a claim under Section 15 of the Securities Act against Ms. Davis, Dr. Polan, Dr. Potthoff, Ms. Page and Mr. Goldman.

Counts IV and V are alleged claims under the Exchange Act on behalf of a purported class consisting of all persons who purchased our securities on the open market from March 12, 2020 through June 16, 2020, which we refer to as the Exchange Act Class. Count IV purports to allege a claim for violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder against us, Mr. Eberly, Ms. Page, Mr. Goldman and Mr. Esfandiari. Count V purports to allege a claim under Section 20(a) of the Exchange Act against Mr. Eberly, Ms. Page, Mr. Goldman and Mr. Esfandiari.

Lead Plaintiffs seek, on behalf of the Securities Act Class and the Exchange Act Class, among other things, an award of damages in an amount to be proven at trial, as well as an award of reasonable costs, including attorneys’ fees and expenses, expert fees, pre-judgment and post-judgment interest, and such other relief as the Court deems just and proper. The Lead Plaintiffs also seeks rescission “or a rescissory measure of damages” on behalf of the Securities Act Class as to Count II.

Pursuant to an order entered by the Court on January 29, 2021, any defendant wishing to move against the amended complaint was required to file, by February 18, 2021, a letter requesting a pre-motion conference. On that date, the defendants submitted letters to the Court requesting a pre-motion conference regarding anticipated motions to dismiss the CAC, and Lead Plaintiffs responded on February 24, 2021. In its January 29, 2021 order, the Court indicated that it would consider a briefing schedule on motions to dismiss after it had received and reviewed the parties’ correspondence.

On March 5, 2021, the Court entered an order in which it advised the parties it had determined a pre‑motion conference was not necessary and established a briefing schedule on the defendants’ anticipated motions to dismiss. However, the defendants subsequently agreed with Lead Plaintiffs’ counsel to a modification of the schedule, which was then approved by the Court. Pursuant to that schedule, defendants’ motions and supporting papers were filed on March 26, 2021, the Lead Plaintiffs’ opposition papers were filed on April 16, 2021, and the defendants’ reply papers were filed on April 30, 2021. The defendants’ motions remain pending before the Court.

Putative Stockholder Derivative Litigation

On September 11, 2020, a putative stockholder derivative action captioned Karen Wong, derivatively on behalf of Chembio Diagnostics, Inc., Plaintiff v. Richard L. Eberly, Gail S. Page, Neil A. Goldman, Javan Esfandiari, Katherine L. Davis, Mary Lake Polan and John G. Potthoff, Defendants, and Chembio Diagnostics, Inc., Nominal Defendant, which we refer to as the Wong complaint, was filed purportedly on our behalf in the United States District Court for the Eastern District of New York. The Wong complaint purports to assert a claim for violation of Section 14(a) of the Exchange Act and Rule 14a-9 thereunder based on ostensibly false and misleading statements and omissions concerning our rapid COVID-19 antibody test in the proxy statement disseminated in advance of our Annual Meeting of Stockholders held on July 28, 2020. The Wong complaint also asserts claims against the individual defendants for purported breaches of fiduciary duties owed to us, as well as unjust enrichment.

The Wong complaint requests a declaration that the individual defendants have breached or aided and abetted the breach of their fiduciary duties to us, an award of damages to us, restitution, and an award of the plaintiff’s costs and disbursements in the action, including reasonable attorneys’ and experts’ fees, costs and expenses, and improvements to our corporate governance and internal procedures regarding compliance with laws. Pursuant to a stipulation by which the individual defendants named in the Wong complaint agreed to waive service of process, the Court ordered that the time for defendants to answer or otherwise respond to the complaint be extended to November 19, 2020. The parties subsequently entered into a stipulation for a stay of proceedings in the action relating to the Wong complaint pending final disposition of motions to dismiss the pending putative class action litigation, subject to certain conditions. The Court entered an order granting the requested stay on November 3, 2020.

Commercial Litigation

Our wholly owned subsidiary Chembio Diagnostic Systems Inc., or Systems, and BioSure (UK) Ltd, or BioSure, entered into the BioSure Sure Check HIV 1/2 Assay OTC Agreement dated April 2, 2014 and as subsequently amended, which, as so amended, we refer to as the Distribution Agreement. Pursuant to the Distribution Agreement, BioSure acquired the right to sell bundled products in the United Kingdom containing our Sure Check HIV 1/2 pouched tests. The Distribution Agreement terminated on April 1, 2019. On September 16, 2019, Systems initiated arbitration in the International Arbitration Tribunal of the International Centre for Dispute Resolution in New York, New York. Systems alleges that BioSure (a) breached various provisions of the Distribution Agreement, (b) misappropriated trade secrets of Systems, (c) engaged in deceptive business acts and practices, and (d) breached the implied covenant of good faith and fair dealing. On November 23, 2020, BioSure requested leave to file a counterclaim seeking recession of the Distribution Agreement based on alleged fraudulent concealment by Systems. Systems opposed BioSure’s request for leave to file the counterclaim on procedural and substantive grounds, and on December 11, 2020 the Tribunal denied the request for leave to file the counterclaim. The Tribunal’s denial was without prejudice to BioSure’s ability to assert its claim in a separate proceeding. BioSure continues to deny the relief sought and alleges certain statements Systems made to third parties about the Distribution Agreement were in bad faith and are a defense to Systems’ claims. BioSure also asserts that certain alleged misrepresentations entitle BioSure to “set off” any award Systems might receive from the Tribunal. The parties have completed discovery and submitted their first pre-hearing submissions. Systems intends to vigorously pursue its claims in the arbitration. The final merits hearing took place from April 20, 2021 to April 23, 2021.

Employee Litigation

On March 19, 2021, John J. Sperzel III, our former chief executive officer, filed a fifteen-count complaint in the United States District Court for the Eastern District of New York. The complaint was filed following the dismissal of an action previously filed by Mr. Sperzel in the United States District Court in Maine, which was dismissed for lack of personal jurisdiction over our company. In summary, the complaint filed in the Eastern District of New York alleges that we wrongfully refused to allow Mr. Sperzel to exercise certain options to purchase, for an aggregate exercise price of $943,126, a total of 266,666 shares of common stock that were allegedly vested as of the date of his separation from our company, on January 3, 2020. The complaint alleges that under the terms of the applicable stock incentive plans, Mr. Sperzel had thirty days after the date on which he ceased to qualify as an “Eligible Person” under the plans within which to exercise the options, and asserts that by reason of his alleged continued service to us, he remained an “Eligible Person” and ostensibly retained the right to exercise the options. The Compensation Committee of the board of directors determined that the options expired on February 3, 2020, thirty days after Mr. Sperzel’s separation from our company, and that a purported attempt by Mr. Sperzel to exercise the options after that date was not valid.

Count I of the complaint purports to allege that we breached Mr. Sperzel’s separation agreement by refusing to allow him to exercise the stock options. Counts II through XI of the complaint purport to allege claims for breach of each of ten separate stock option agreements, collectively asserting damages of “at least” $3,190,198. Count XII of the complaint alleges a breach of Mr. Sperzel’s separation agreement based on our purported failure to pay Mr. Sperzel consulting fees to which he claims to be entitled for consulting services allegedly performed following his separation. Count XIII of the complaint alleges a claim for breach of an implied covenant of good faith and fair dealing under Nevada common law based on the allegation that we prevented Mr. Sperzel from obtaining the benefits of the stock option agreements and separation agreement. Mr. Sperzel alleges that he suffered damages in excess of $3 million as a result of the purported breach of the covenant of good faith and fair dealing. Count XIV of the complaint purports to assert a claim for quantum meruit, alleging that “it is reasonable for Sperzel to expect payment in exchange for ... services” he assertedly provided to us and, based on allegations that upon his separation Mr. Sperzel was not informed as to the pending expiration of the stock options he later sought to exercise, that we have been unjustly enriched. Finally, count XV of the complaint seeks a declaratory judgment that Mr. Sperzel is relieved from performance under his separation agreement due to asserted material breaches of the agreement based on the allegations summarized above. The complaint seeks compensatory damages in an unspecified amount, a declaration, as described above, and an award of Mr. Sperzel’s costs and expenses in the litigation, including reasonable attorneys’ fees, expert costs and disbursements. The complaint requests a trial by jury. In recently served initial disclosures, Mr. Sperzel claims entitlement to recover damages in a total amount not less than $10 million, together with prejudgment interest at the rate of 9% per annum.

On May 20, 2021, we filed our answer and affirmative defenses denying the material allegations of Mr. Sperzel’s complaint.

Other

From time to time we may become involved in legal proceedings or may be subject to claims arising in the ordinary course of our business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Risk Factors

An investment in our common stock involves a high degree of risk. Risks relating to our business, including our products, applicable regulatory requirements, our common stock and our company generally, are contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC, and in the discussion set below. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investments.

Financial, Economic and Financing Risks

Because of our liquidity limitations, we have concluded there is a substantial doubt about our ability to continue as a going concern and we will require additional capital to fund our operations, which capital may not be available to us on acceptable terms or at all.

Based on our current projection of revenue, expenses, capital expenditures, debt service and cash flows, we will not have sufficient resources to fund our operations and meet the obligations specified in the documents governing our convertible financing for the next twelve months following the filing of this Current Report on Form 8-K. Our diagnostic test products require ongoing funding to continue our current development and operational plans and we have a history of net losses. We intend to continue to expend substantial resources for the foreseeable future in connection with the continued development of our products, to the extent such resources are available to us. These expenditures would include costs associated with research and development activity, corporate administration, business development, debt service, marketing and selling of our products, and shareholder litigation. In addition, other unanticipated costs may arise. As described in “Estimated Cash Position and Related Actions” under “Item 2.02. Results of Operations and Financial Condition,” we believe that additional capital will be required to fund our operations.

To fund our operations and obligations, we may need to raise capital in one or more debt and/or equity offerings. However, there can be no assurance that we will be successful in raising the necessary capital or that any such offering will be available to us on terms acceptable to us, or at all. If we are unable to raise additional capital that may be needed on terms acceptable to us, it could have a material adverse effect on our company. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our products or one or more of our other research and development initiatives. The outbreak of the COVID-19 pandemic has significantly disrupted world financial markets, negatively impacted U.S. market conditions and may reduce opportunities for us to seek out additional funding. A decline in the market price of our common stock, coupled with the suspension of trading of our common stock on the Nasdaq Capital Market, could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. These reasons also contributed to our determination that there is substantial doubt about our ability to continue as a going concern.

Any doubt about our ability to continue as a going concern may materially and adversely affect the price of our common stock, and it may be more difficult for us to obtain financing. Any doubt about our ability to continue as a going concern may also adversely affect our relationships with current and future employees, suppliers, vendors, customers, regulators and investors, who may become concerned about our ability to meet our ongoing financial obligations. There is risk that, among other things:

•	third parties lose confidence in our ability to continue to operate in the ordinary course, which could impact our ability to execute on our business strategy;
•	it may become more difficult to attract, retain or replace employees;
•	employees could be distracted from performance of their duties;
•
we could lose some or a significant portion of our liquidity, either due to stricter credit terms from vendors, or, in the event we undertake a Chapter 11 proceeding and conclude that we need to procure debtor-in-possession financing, an inability to obtain any needed debtor-in-possession financing or to provide adequate protection to certain secured lenders to permit us to access some or all of our cash; and

•	our vendors and service providers could seek to renegotiate the terms of our arrangements, terminate their relationships with us or require financial assurances from us.

We are providing the preliminary estimates of certain operating results for the three months ended June 30, 2021 set forth under “Item 2.02. Results of Operations and Financial Condition” above on a going concern basis, which assumes that we will be able to meet our commitments, realize our assets and discharge our liabilities in the normal course of business. Those preliminary estimates do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We operate in countries where there is or may be widespread corruption.

We have a policy in place prohibiting our employees, distributors and agents from engaging in corrupt business practices, including activities prohibited by the U.S. Foreign Corrupt Practices Act. Nevertheless, because we work through independent sales agents and distributors outside the United States, we do not have control over the day to day activities of such independent agents and distributors. In addition, in the donor funded markets in Africa where we sell our products, there is significant oversight from The U.S. President’s Emergency Plan for AIDS Relief or PEPFAR, the Global Fund to Fight AIDS, Tuberculosis and Malaria, and advisory committees comprised of technical experts concerning the development and establishment of national testing protocols. This is a process that includes an overall assessment of a product that includes extensive evaluations of product performance, as well as price and delivery. In Brazil, where we have had numerous product collaborations with The Oswaldo Cruz Foundation or FIOCRUZ, the programs through which our products may be deployed are all funded by the Brazilian Ministry of Health. Although FIOCRUZ is affiliated with the Brazilian Ministry of Health, which is FIOCRUZ’s sole customer, FIOCRUZ is not the exclusive supplier for the Brazilian Ministry of Health. We have no knowledge or reason to know of any activities by our employees, distributors or sales agents of any actions which could be in violation of the U.S. Foreign Corrupt Practices Act, although there can be no assurance of this. In addition, corruption is a problematic factor in doing business in Brazil. To the extent bribery and similar practices continue to exist in Brazil, we may be at a competitive disadvantage in gaining business in Brazil, particularly when competing with non-U.S. companies. Alternatively, new governmental anti-corruption protections and procedures being implemented in Brazil could delay or otherwise modify the product collaboration process.

Our subsidiary Chembio Diagnostics Malaysia Sdn. Bhd. is located in Malaysia. There have been numerous high profile corruption cases, and corruption is one of the most problematic factors for doing business in Malaysia. While the Malaysian government has acknowledged the problem, it appears that endemic corruption is continuing and that market based principles are not applied in cases involving individuals with high level political access. To the extent bribery and similar practices continue to exist in Malaysia, U.S. companies such as ours, which are subject to U.S. laws making it illegal to pay bribes to foreign officials, may make us less competitive in winning business in Malaysia when competing with non U.S. companies.

We base our estimates or judgments relating to critical accounting policies on assumptions that can change or prove to be incorrect.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States and our discussion and analysis of financial condition and results of operations is based on such statements. The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We continuously evaluate significant estimates used in preparing our financial statements, including those related to: (1) revenue recognition, including uncertainties related to variable consideration and milestones; (2) stock-based compensation; (3) allowance for uncollectible accounts receivable; (4) inventory reserves and obsolescence; (5) customer sales returns and allowances; (6) contingencies; (7) income taxes; (8) goodwill and intangibles; (9) business acquisitions; and (10) research and development costs.

For example, for the three months ended June 30, 2020, our cost of product sales included the cost of COVID‑19 systems that were produced and shipped outside the United States, but for which revenue was not recognized in the quarter. We decided we were unable to recognize the revenue from those shipments in the second quarter due to the GAAP requirement that we have a high degree of confidence that it is probable that a significant reversal in revenue will not occur in the future. Many factors can affect such a decision, including, for example, actions of third parties and other considerations that are outside our influence or control. As a result, we recognized negative gross margin in the quarter.

Our estimates are based on historical experience and various other assumptions that we believe to be reasonable, as set forth in our discussion and analysis of financial condition and results of operations, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these and other estimates if our assumptions change or if actual circumstances differ from those in our assumptions. If our operating results fall below the expectations of securities analysts and investors, the price of our common stock may decline.

Risks Related to Our Business and Our Industry

We face risks related to an ongoing SEC investigation.

The SEC is conducting a non-public, fact-finding investigation relating to the May 2020 Offering and to the FDA’s revocation in June 2020 of an EUA for the DPP COVID-19 IgM/IgG system that was issued in April 2020. We received subpoenas from the SEC in July 2020 and April 2021 seeking the production of documents in connection with this investigation. In addition, the SEC delivered subpoenas in April 2021 to five of our employees (including our three executive officers, who consist of our Chief Executive Officer and President, our Executive Vice President and Chief Financial Officer, and our Executive Vice President and Chief Scientific and Technology Officer). An additional subpoena was issued in June 2021 to our former Interim Chief Executive Officer and Executive Chair. Each subpoena requested the production of documents relating to the same matters as are the subject of the subpoenas we received.

We are unable to predict what the timing or outcome of the SEC investigation will be or what, if any, consequences the SEC investigation may have with respect to our company or the six individuals mentioned above. The SEC investigation could result in considerable legal expenses, divert management’s attention from other business concerns and harm our business. If the SEC were to determine that legal violations occurred, we could be required to pay significant civil penalties or other amounts, and remedies or conditions could be imposed as part of any resolution. We can provide no assurances as to the outcome of the SEC investigation.

Shareholder litigation could negatively impact our business, operating results and financial condition.

We may incur additional costs in connection with the defense, settlement or other resolution of existing and any future shareholder litigation. See “—Legal Matters—Legal Proceedings” above for additional information regarding existing lawsuits. These lawsuits or other future litigation may adversely affect the ability of our technical and management personnel, and our directors, to perform their normal responsibilities. We could incur significant costs in connection with any such litigation, including costs associated with the indemnification of obligations to our directors, officers and other employees as well as to third parties such as underwriters of our public offerings.

Our continued growth depends on retaining our current key employees and attracting additional qualified personnel, and we may not be able to do so.

Our success depends to a large extent upon the skills and experience of our executive officers, sales, marketing, operations and scientific staff. We may not be able to attract or retain qualified employees due to the intense competition for qualified personnel among medical products businesses and academic and other research institutions, as well as to geographic considerations, our ability to offer competitive compensation and benefits, and other reasons.

If we are not able to attract and retain the necessary qualified personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to effectively manufacture, sell and market our products to meet the demands of our customers and strategic partners in a timely fashion, or to support internal research and development programs. We have experienced recent employee departures, and expect that we may suffer additional departures, in the light of our current limited cash position as described in “Estimated Cash Position and Related Actions” under “Item 2.02. Results of Operations and Financial Condition” and our other current operating and financial circumstances. Moreover, those current financial circumstances may make it difficult or even infeasible for us to implement retention measures to stem departures of key officers and employees.

We have entered into employment contracts with: our Chief Executive Officer, Richard L. Eberly; our Chief Science & Technology Officer, Javan Esfandiari; and our Chief Financial Officer, Neil A. Goldman. Due to the specific knowledge and experience of these executives regarding the industry, technology and market generally and to our company specifically, the loss of the services of any one of these executives could have a material adverse effect on us. We have not obtained a key man insurance policy on any officers other than Messrs. Eberly and Esfandiari.

Some of our programs are supported by government grant awards, and our inability to obtain additional grant awards in the future or to derive all of the funding potentially available under those awards could delay our development and introduction of products.

We have received funding under grant award programs funded by governmental agencies such as BARDA. To fund a portion of our future research and development programs, we may apply for additional grant funding from these or similar governmental agencies. Funding by these governmental agencies may, however, be significantly reduced or eliminated in the future for a number of reasons. For example, some programs are subject to a yearly appropriations process in Congress. We may not receive full funding under current or future grants because of budgeting constraints of the agency administering the program or unsatisfactory progress on the study being funded.

In addition, some or all of the funding available under grant awards may be conditioned upon our successfully meeting specified milestones or other conditions, and there can be no assurance that those milestones or conditions will be met. For example, in December 2020 we were awarded the Second Grant pursuant to a contract from BARDA that includes funding milestones related to our development and pursuit of an EUA for a DPP Respiratory Antigen Panel and our submission for 510(k) clearance from the FDA for the DPP SARS‑CoV‑2 Antigen System. Moreover, we must fund our efforts under grant awards, such as the First Grant and the Second Grant, in advance of receiving any payment for satisfaction of a specified milestone or condition. The amount of such funding may be material to us, particularly in light of our current limited cash position as described in “Estimated Cash Position and Related Actions” under “Item 2.02. Results of Operations Financial Condition,” which may delay or inhibit our completion of the work required.

There can be no assurance that we will receive any future grant awards from any government agencies or that, if a grant award is obtained, we will receive the full amount potentially available under the grant award. Our inability to obtain future grant awards, or to earn the full amount available under those awards, could delay the development of our product candidates and the introduction of new products.

If there is an increase in demand for our products, it could require us to expend considerable resources or harm our customer relationships if we are unable to meet that demand.

If there are significant or unexpected increases in the demand for our products, we may not be able to meet that demand without expending additional capital resources. This would increase our capital and operating costs, which could negatively affect our earnings and liquidity in the short term. A significant order for our products could require material working capital, which, in light of our current limited capital position as described in our current limited cash position as described in “Estimated Cash Position and Related Actions” under “Item 2.02. Results of Operations and Financial Condition,” could require that we obtain additional funding, which may not be available to us at all or on terms acceptable to us and, if available, could dilute the ownership interests of existing stockholders or the value of the shares of common stock held by those stockholders.

New manufacturing equipment or facilities may require the FDA, the World Health Organization and other regulatory approvals before they can be used to manufacture our products. To the extent we are unable to obtain or are delayed in obtaining such approvals, our ability to meet the demand for our products could be adversely affected. Furthermore, our suppliers may be unable or unwilling to expend the necessary capital resources or otherwise expand their capacity, which could negatively affect our business.

Our business could be negatively affected if we or our suppliers are unable to develop necessary manufacturing capabilities in a timely manner. If we fail to increase production volumes in a cost effective manner or if we experience lower than anticipated yields or production problems as a result of changes that we or our suppliers make in our manufacturing processes to meet increased demand, we could experience shipment delays or interruptions and increased manufacturing costs, which could also have a material adverse effect on our revenues and profitability.

If there are unexpected increases in demand for our products, we may be required to obtain additional raw materials in order to manufacture products to meet the increase in demand. However, some raw materials require significant ordering lead time and some are currently obtained from a sole supplier or a limited group of suppliers. It is also possible that one or more of our suppliers may become unwilling or unable to deliver materials to us. Any shortfall in our supply of raw materials and components, or our inability to quickly and cost effectively obtain alternative sources for this supply, could have a material adverse effect on our ability to meet increased demand for our products. This could negatively affect our total revenues or cost of sales and related profits.

If we are unable to meet customer demand for our products, it could also harm our relationships with our customers and impair our reputation within the industry. This, in turn, could have a material adverse effect on our business.

Risks Related to Regulations

Because we may not be able to obtain or maintain the necessary regulatory approvals for some of our products, we may not generate revenues in the amounts we expect, or in the amounts necessary to continue our business. Our existing products as well as our manufacturing facilities must meet quality standards and are subject to inspection by a number of domestic regulatory and other governmental and non‑governmental agencies.

All of our proposed and existing products are subject to regulation in the United States by the FDA, the U.S. Department of Agriculture, and/or other domestic and international governmental, public health agencies, regulatory bodies or non‑governmental organizations. In particular, we are subject to strict governmental controls on the development, manufacture, labeling, distribution and marketing of our products. The process of obtaining required approvals or clearances varies according to the nature of, and uses for, a specific product. These processes can involve lengthy and detailed laboratory testing, human or animal clinical trials, sampling activities, and other costly, time‑consuming procedures. The submission of an application to a regulatory authority does not guarantee that the authority will grant an approval or clearance for that product. Each authority may impose its own requirements and can delay or refuse to grant approval or clearance, even though a product has been approved in another country.

The time taken to obtain approval or clearance varies depending on the nature of the application and may result in the passage of a significant period of time from the date of submission of the application. As an example, the time required to obtain an EUA from the FDA for COVID‑19 tests has lengthened markedly over the past months due to, among other things, application volume. Delays in the approval or clearance processes increase the risk that we will not succeed in introducing or selling the subject products, and we may determine to devote our resources to different products.

Changes or developments in government regulations, policies or interpretations could increase our costs and could require us to undergo additional trials or procedures, or could make it impractical or impossible for us to market our products for certain uses, in certain markets, or at all. For example, on June 16, 2020, the FDA revoked the EUA it had granted for the DPP COVID‑19 IgM/IgG System based in part on performance criteria identified after the EUA was granted on April 14, 2020. We do not currently have an EUA from the FDA for any of the COVID-19 Diagnostic Test Systems, and we do not currently have an application pending for any such EUA. Moreover, FDA regulations, policies and procedures with respect to COVID‑19 tests have been significantly impacted by the availability of vaccines for COVID‑19 and changes in the FDA’s prioritization guidance. Similarly, the regulatory pathway to 510(k) clearance by the FDA for COVID-19 tests is unclear in light of limited FDA feedback resulting in part from the FDA’s constrained resources. In the event we submit an application for any new EUA or 510(k) clearance for the DPP SARS-CoV-2 Antigen test system, any EUA for the DPP Respiratory Panel, or any CLIA waiver for the DPP HIV-Syphilis test system, there can be no assurance that such application will receive timely review or will be ultimately approved, and our ability to pursue approval of any such application may be constrained by our limited cash position as described in “Estimated Cash Position and Related Actions” under “Item 2.02. Results of Operations and Financial Condition.”

Changes in government regulations may adversely affect our financial condition and results of operations because we may have to incur additional expenses if we are required to change or implement new testing, manufacturing and control procedures. If we are required to devote resources to develop such new procedures, we may not have sufficient resources to devote to research and development, marketing, or other activities that are critical to our business. We are, for example, expending resources to modify the design of the COVID-19 Diagnostic Test System to achieve performance targets consistent with the FDA’s current performance criteria issued subsequent to the granting of our original EUA.

We can manufacture and sell our products only if we comply with regulations and quality standards established by government agencies such as the FDA and the U.S. Department of Agriculture as well as by non‑governmental organizations such as the International Organization for Standardization and the World Health Organization. We have implemented a quality control system that is intended to comply with applicable regulations. Although FDA approval is not required for the export of our products, there are export regulations promulgated by the FDA that specifically relate to the export of our products that require compliance with the FDA’s quality system requirements and that also require meeting certain documentary requirements regarding the approval of the product in export markets. We also may be subject to import regulations in connection with international sourcing of components and materials incorporated in the manufacturing of our products.

Risks Related to Our Common Stock

Management will have broad discretion as to the use of any net proceeds of the offering made pursuant to the ATM Agreement, and we may not use those net proceeds effectively.

Our management will have broad discretion in the application of the net proceeds of this offering made pursuant to the ATM Agreement and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and could cause the price of our common stock to decline.

The price of our common stock could continue to be volatile, and existing stockholders’ investments in our common stock could lose value.

The price of our common stock has been volatile, subject to rapid and substantial decreases in stock price, and may be volatile in the future. During the 18 months prior to the date of this Current Report on Form 8-K, our common stock has traded at a low of $2.25 and a high of $15.89. From the beginning of 2021 through July 16, 2021, our common stock has traded at a low of $2.38 and a high of $8.75. As a result of this volatility, investors could experience losses on their investment in our common stock.

The stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to: our cash flows and cash position; the duration and severity of the COVID-19 pandemic; our quarterly or annual operating results; investment recommendations by securities analysts following our business or our industry; additions or departures of key personnel; changes in our business, earnings estimates or market perceptions of our competitors; our failure to achieve operating results consistent with securities analysts’ projections; changes in industry, general market or economic conditions; and announcements of legislative or regulatory change.

Overall, the stock market has experienced price and volume fluctuations that have affected the market price of our common stock, as well as the stock of many other similar companies. Such price fluctuations are generally unrelated to the operating performance of the specific companies whose stock is affected.

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. We are currently subject to securities class-action litigation as described in “—Legal Matters—Legal Proceedings” above. There can be no guarantee that our stock price will remain at current levels.

Securities of certain companies have recently experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. There can be no assurance that we will not, in the future be, a target of a short squeeze, and stockholders may lose a significant portion or all of their investments if they purchase our shares at a rate that is significantly disconnected from our underlying value.

You may experience future dilution as a result of future equity offerings, exercises of outstanding options and vesting of restricted stock units.

In order to raise additional capital, we intend to offer shares of common stock in an “at-the-market” offering pursuant to the ATM Agreement (see “Item 1.01. Entry into a Material Definitive Agreement”) and we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. There can be no assurance that we will be able to sell shares or other securities in the offering made pursuant to the ATM Agreement or any other offering at a price per share that is equal to or greater than the price per share paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share you paid. As of the close of business on July 16, 2021, our market capitalization was approximately $49 million, and as a result existing stockholders may experience significant dilution in connection with our issuance and sale of up to $60,000,000 of shares of common stock pursuant to the ATM Agreement. In addition, as of June 30, 2021, 2,502,911 shares of common stock were reserved for future issuance under our 2019 Omnibus Incentive Plan, 1,867,045 shares were subject to outstanding options, and 802,947 shares were subject to outstanding restricted stock units. Stockholders will incur dilution upon vesting of restricted stock units, and they may incur dilution upon exercises of stock options.

Our common stock may have limited liquidity, and investors may not be able to sell as much common stock as they want at prevailing market prices or at all.

The liquidity of our common stock depends on several factors, including our financial results and overall market conditions, so it is not possible to predict whether this level of liquidity will continue, be sustained, or decrease. Decreased trading volume in our stock would make it more difficult for investors to sell their shares in the public market at any given time at prevailing prices. Our management and larger stockholders exercise significant control over our company.

Decreased trading volume in our stock would make it more difficult for investors to sell their shares in the public market at any given time at prevailing prices. Although there is no affiliation between our management and our larger stockholders, they could exercise significant control over our company if they voted their shares in a similar manner.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, stockholders may not receive any return on their investment in common stock unless they sell their common stock for a price greater than that which they paid for it.

We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of the board of directors. The board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. As a result, stockholders may not receive any return on an investment in our common stock unless they sell our common stock for a price greater than that which they paid for it.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Our ability to utilize our federal net operating loss and tax credit carryforwards may be limited under Sections 382 and 383 of the U.S. Internal Revenue Code of 1986, or the Code. The limitations apply if we experience an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in the ownership of our equity by certain stockholders over a rolling three-year period). Similar provisions of state tax law may also apply to limit the use of our state net operating loss carryforwards.

We experienced an ownership change in 2004 and 2006, and we estimate a portion of our existing federal net operating loss carryforwards are subject to an annual limitation under Section 382 of the Code. Since our ownership change in 2006, we have not assessed whether an ownership change has subsequently occurred. If we have experienced an ownership change at any time since our ownership change in 2006, we may already be subject to limitations on our ability to utilize our net operating losses and other tax attributes generated before such additional ownership change to offset post-change taxable income. In addition, future changes in our stock ownership, which may be outside of our control, may trigger an ownership change and, consequently, the limitations under Sections 382 and 383 of the Code. As a result, if or when we earn net taxable income, our ability to use our pre-change net operating loss carryforwards and other tax attributes to offset such taxable income may be subject to limitations, which could adversely affect our future cash flows.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
5.1	Opinion of Ballard Spahr LLP
10.1	At the Market Offering Agreement, dated July 19, 2021, between Chembio Diagnostics, Inc. and Craig-Hallum Capital Group LLC
23.1	Consent of Ballard Spahr LLP (including in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: July 19, 2021	By:	/s/ Richard L. Eberly
Chief Executive Officer and President